                                                                   Exhibit 12.3

RATIO OF TOTAL DEBT TO EBITDA:
-------------------------------------------
Total Debt                                       255,126
                                                 =======
EBITDA                                            42,720
                                                 =======
Ratio                                               5.97
                                                 =======